Exhibit 4.13

AMENDMENT TO LICENSE, DEVELOPMENT AND SUPPLY AGREEMENT

THIS AMENDMENT AGREEMENT effective as of December 9, 2005 is made by and between PREMD INC. (previously known as IMI International Medical Innovations Inc.), a corporation incorporated under the laws of Canada, and having its principal place of business at Suite 615, 4211 Yonge Street, Toronto, Ontario, M2P 2A9, Canada (“PreMD-Canada”), PREMD INTERNATIONAL INC. (previously known as IMI International Medical Innovations Inc., a corporation incorporated under the laws of Switzerland, and having its office c/o Schmid Attorneys at Law, Stockerstrasse 38 Schwanengasse 1, CH-3011 Berne, Switzerland (“PreMD-Switzerland”) (PreMD-Canada together with PreMD-Switzerland being herein referred to collectively as “PreMD” or “Party”) and McNEIL Consumer & Specialty Pharmaceuticals Division of McNEIL-PPC, Inc., incorporated under the laws of the State of New Jersey, the United States of America, and having its principal place of business at 7050 Camp Hill Road, Pennsylvania, PA 19034 (“McNEIL-US”), and McNEIL PDI Inc., a corporation incorporated under the laws of Canada, with and having its principal place of business at 768 Hebert Street, Desbiens, Quebec, Canada (acting through its McNEIL Consumer Healthcare division) (“McNEIL-Canada” )(MCNEIL-US together with MCNEIL-Canada being herein referred to collectively as “MCNEIL” or “Party”). McNEIL and PreMD may also be referred to as“Parties.”

Whereas:
A. The Parties are parties to a License, Development And Supply Agreement dated as of May 28th, 2004 (the “International Agreement”);
B.  The Parties wish to waive certain rights and obligations that they may have pursuant to certain provisions contained in the Agreement and to amend the provisions of the Agreement, in each case as specifically contemplated herein; and
C. Capitalized terms used herein which are not otherwise defined shall have their respective meanings ascribed thereto in the Agreement.

Portions of this Exhibit were omitted, as indicated by ********, and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Sales Minimums
1.
PreMD hereby waives any rights which it may have as a result of McNeil’s not having cumulative Net Sales of Products pursuant to section 17.3(a) for the 2004, 2005 and 2006 Calendar Years (it being understood that the obligations of McNeil pursuant to section 17.3(a) shall arise only in respect of the 2007 and subsequent Calendar Years), *****.

2.
PreMD hereby waives any rights which it may have as a result of McNeil’s not having cumulative Net Sales of Products pursuant to section 17.3 (b) for the 2004 and 2005 Calendar Years (it being understood that the obligations of McNeil pursuant to section 17.3(b) shall arise only in respect of the 2006 and subsequent Calendar Years), *****..

3.	*****.
a.	*****
b.	*****

US Patent Matters
4.
In the event that both US Patent No. 5,489,510 and US Patent No. 5,587,295 (collectively, the “Expired Patents”) are not reinstated by the United States Patent Office by 1 August in a given Calendar Year, then the reference subsection 17.3(a) to ***** in respect of such Calendar Year shall be read as *****.

5.
In the event that one but not both of the Expired Patents is reinstated by the United States Patent Office by 1 August in a given Calendar Year, then the reference subsection 17.3(a) to ***** in respect of such Calendar Year shall be read as *****.

*****
6.	The provisions of section 8.7 of the Agreement (other than the first sentence thereof) shall not apply in respect of the Product in circumstances where the Product is *****.
7.	*****.
a)	*****
b)	*****
c)	*****

Portions of this Exhibit were omitted, as indicated by ********, and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

      8.    PreMD agrees to use commercially reasonable efforts, which for purposes of clarity may, at a minimum, include the need to expend funds or make payments (other than PreMD’s attorneys fees and any other PreMD’s out-of-pocket expenses in connection with the negotiations thereof) of up to ***** to renegotiate the development agreement with ***** to further define the rights of PreMD in Collaboration IP ***** in the event that intellectual property is created during development work in order to provide that PreMD will be granted a worldwide, irrevocable, royalty-free, non-exclusive license, with the right to grant a sublicense, to use and sell Design Elements *****.

8.1	*****.
8.2	*****.
8.3	*****.
8.4	*****.

Royalty on ***** Sales
9.	The parties acknowledge and agree that for the purposes of provisions of Article IV of the Agreement the Net Sales of the Product are to include any Net Sales attributed to the sales of *****.

*****- PreMD Collaboration IP
10.
To the extent commercially practicable, PreMD shall offer to include a designated representative of McNeil (the “McNeil Designate”) in all meetings with ***** and persons from whom ***** licenses any patents or rights to patent applications to the extent that such meetings relate to Collaboration IP *****, in all cases to the extent that McNeil shall wish to participate in such meetings. PreMD shall provide the McNeil Designate with such advance notice of such meetings as PreMD shall have received and PreMD shall use commercially reasonable efforts to schedule such meetings at least 48 hours after notice of such meeting has been provided to the McNeil Designate. McNeil acknowledges that this advance notice shall not always be possible, and that the obligations of PreMD under this section 10 shall be subject to PreMD’s need and desire to proceed with meetings with such persons on a commercially reasonable and timely and efficient basis. If such a meeting occurs and McNeil has not been provided with such advance notice, PreMD will as soon as reasonably practicable after such meeting provide the McNeil Designate with a summary of the material matters discussed and agreed upon at such meeting.

Portions of this Exhibit were omitted, as indicated by ********, and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.
Subject to compliance with the terms and conditions of the *****, the parties agree that the Collaboration IP shall be considered as IMI Improvement Intellectual Property under Section 2.5.4 of the International Agreement.

12.	The provisions of 14.1 and 14.2 of the Agreement shall apply in respect of the Collaboration IP.

Milestone Payments
13.
a.
McNeil shall pay PreMD-Canada a payment of 1) ***** upon completion of the Principal Design Review Meetings (within the meaning of the *****); and 2) $ ***** upon completion of the Critical Design Review Meeting ***** in consideration of IMI’s costs incurred in developing the ***** and for McNEIL’s right to obtain a ***** unit cost pursuant to Paragraphs 7 and 8 herein.

Miscellaneous
14.	In all other respects, the terms and conditions of the Agreement shall remain in full force and effect, unamended.
15.	The provisions of sections 19.4 and 19.7 shall apply, mutatis mutandis, to this amending agreement.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first written above.

MCNEIL PDI INC.
(acting through its McNEIL Consumer Healthcare
division on behalf of McNEIL PDI Inc.)

By: /s/______________________
Name:
Title:
Authorized Signing Officer

Portions of this Exhibit were omitted, as indicated by ********, and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

MCNEIL CONSUMER & SPECIALTY PHARMACEUTICAL DIVISION OF MCNEIL-PPC, INC.

By: /s/______________________
Name:
Title:
Authorized Signing Officer

PREMD INC.
A Canadian corporation

By: /s/______________________
Name:
Title:
Authorized Signing Officer

PREMD INTERNATIONAL INC.
A Swiss corporation

By: /s/______________________
Name:
Title:
Authorized Signing Officer

Portions of this Exhibit were omitted, as indicated by ********, and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.